Exhibit 99.1

Profire Energy Purchased 2.4 Million Shares of PFIE for a Total of $3,000,000 from CTO, Harold Albert

LINDON, Utah, November 17, 2016 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which creates, installs and services burner and chemical management solutions in the oil and gas industry, entered into a Stock Redemption Agreement on November 15, 2016 with Harold Albert, Profire Energy's CTO, to purchase three million dollars worth of PFIE shares.

Harold Albert (CTO), along with Brenton Hatch (CEO) co-founded Profire Energy in 2002.  Mr. Albert decided to enter into this agreement to sell approximately 17% of his shares of the Company for personal reasons associated with his wife's health challenges and other family matters.  Pursuant to this agreement Profire Energy purchased 2.4 million shares from Mr. Albert at a price equal to the thirty-day average closing price as of the date of the agreement. Even after this sale of shares, Mr. Albert still owns 11,625,000 shares of Profire Energy, Inc. stock and therefore remains firmly committed to the success of the Company.  Mr. Albert will continue to serve as the Company's Chief Technology Officer and as a Director. The shares repurchased pursuant to the Stock Redemption Agreement were not purchased as part of the Company's previously announced share repurchase program, which remains in effect.

"We understand Harold's personal circumstances at this time and are pleased that we could orchestrate a transaction with him that is beneficial for both Harold and the Company as well as value accretive for all other shareholders," said Brenton Hatch, Profire's Chairman and CEO.  "We believe the best place for us to invest right now is in Profire. We continue to believe our stock price does not accurately reflect the value of our Company and that by purchasing these shares we can add value to our shareholders."

Ryan Oviatt, the Company's CFO, commented, "After making this purchase Profire still has approximately $19.5 million in cash and liquid investments.  Although we understand the difficulty of Harold's situation at this time, we view this as a significant opportunity for us to buy back Profire shares without decreasing the public float. We will continue to look for and evaluate opportunities that can increase shareholder value and create meaningful returns."

In addition to the transaction noted above, some of the independent members of the Company's Board of Directors have signed separate agreements to purchase an additional 45,000 shares in total from Mr. Albert. We believe these investments demonstrate the commitment and optimism of these directors for Profire's future.

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Shelocta, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company continuing its previously announced share repurchase program and the Company's belief that share repurchases can add value for shareholders. and, the decisions made over the past year positioning the Company to capture future opportunities and deliver long-term shareholder value. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127